Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-3/A (File no. 333-110681) of Retalix Ltd. of our report dated February 12, 2003, except for Note 1a, as to which the date is March 18, 2004, relating to the financial statements of Retalix Ltd., which appears in the Annual Report on Form 20-F/A for the year ended December 31, 2002. We also consent to the references to us under the headings “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesslman
March 24, 2004	Certified Public Accountants (Isr.)